As filed with the Securities and Exchange Commission on March 25, 1997
               Registration No. 333-7137

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                             FORM S-3
	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        MOSCOM CORPORATION

	(Exact name of registrant as specified in its charter)

         DELAWARE                                   16-1192368
   (State or other juris-			(I.R.S. Employer
    diction of incorporation			identification No.)
    or organization)


                         3750 Monroe Avenue
                     Pittsford, New York  14534
                           (716) 381-6000

                      (Address, including zip code,
                         and telephone number,
                          including area code,
                        of registrant's principal
                            executive offices)


                         Robert L. Boxer, Esq.
                     Vice President, Secretary and
                           Corporate Counsel
                          Moscom Corporation
                          3750 Monroe Avenue
                        Pittsford, New York 14534
                            (716) 381-6000

                (Name, address, including zip code, and
                 telephone number, including area code,
                        of agent for service)

                              Copy to:

                       Thomas E. Willett, Esq.
                    Harris Beach & Wilcox, LLP
                        130 East Main Street
                     Rochester, New York 14604
                          (716) 232-4440

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _x_

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                        CALCULATION OF REGISTRATION FEE

                                      Proposed        Proposed
                                      Maximum         Maximum       Amount
Title of Each Class      Amount       Offering        Aggregate     of Regis-
of Securities to         to be        Price Per       Offering      tration
be Registered            Registered   Share (1)       Price (1)     Fee

Common Stock,
 $.10 par value          329,105      $6.625          $2,180,321    $660.70
                         shares

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the Nasdaq National Market on March 11, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY
SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION
OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER
THE SECURITIES LAWS OF ANY SUCH STATE.

          SUBJECT TO COMPLETION, DATED MARCH 25, 1997

                         329,105 Shares

                       MOSCOM CORPORATION

                          Common Stock

The shares of common stock, $.10 par value per share (the "Common Stock"), of Moscom Corporation ("Moscom" or the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, for the account of certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholders in private placements or, in some cases, will be issued to the Selling Stockholders upon the exercise of outstanding warrants for the purchase of shares of Common
Stock.   All of the shares offered hereunder are sold by the Selling
Stockholders. The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

The Selling Stockholders may from time to time sell the shares covered by this Prospectus on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution." The Common Stock is traded on the Nasdaq National Market under the symbol MSCM. On March 11, 1997, the last reported sale price on the Nasdaq National Market was $6.625.

	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
	OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO
	THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is ________, 1997.

                            AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commissions regional offices located at 7 World Trade Center, Suite 1300, New York,
New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commissions Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference:

  (1) The Companys Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

  (2) The description of the Companys common stock contained in the Company's registration statement on Form 8-A, which became effective on October 3, 1985.

  (3) The Company's Current Report on Form 8-k filed on
      February 18, 1997.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Secretary of the Company, 3750 Monroe Avenue, Pittsford, New York 14534; telephone (716) 381-6000.


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


                                  THE COMPANY

The Company's executive offices are located at 3750 Monroe Avenue, Pittsford, New York 14534 (telephone (716) 381-6000). The Company was organized in January, 1983. As used in this Prospectus, the terms the "Company" and "Moscom" refer to Moscom Corporation, a Delaware corporation, and its subsidiaries. The Company produces telecommunications management systems, telephone company billing systems, and voice recognition products for users and providers of telecommunications services in the global market.

                                USE OF PROCEEDS

The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                             SELLING STOCKHOLDERS

The shares of Common Stock covered by this Prospectus were issued to two of the Selling Stockholders (Deer Park Capital Management, Inc. and Berckeley Investment Group, Inc.) in a private placement. The shares of Common Stock to be sold by the remaining Selling Stockholders represents shares acquired or to be acquired upon the exercise of warrants heretofore granted to them.

The following table sets forth the number of shares of Common Stock beneficially owned by each of the Selling Stockholders as of March 6, 1997, the number of shares to be offered by each of the Selling Stockholders pursuant to this Prospectus and the number of shares to be beneficially owned by each of the Selling Stockholders if all of the shares offered hereby are sold as described herein. Messrs. Mooney, Rhody and Strauss serve as directors of the Company. Except for those relationships, the Selling Stockholders have not held any positions or offices with, been employed by, or otherwise had a material relationship with, the Company or any of its predecessors or affiliates.

Name of                  Number of               Number of        Number of
Selling                  Shares of               Shares of        Shares of
                         Common Stock            Common Stock     Common Stock
                         Beneficially owned      Offered          Beneficially owned
                         as of March 6, 1997     Hereby           After Offering

Deere Park Capital
 Management, Inc.        191,205                 191,205                0

Berckeley Investment
 Group, Inc.              90,388                  90,388                0

John E. Mooney(1)         24,836                   5,708           19,128

Harvey E. Rhody(2)        52,416                  30,365           22,051

Fred E. Strauss(3)        43,034                   7,372           35,662

(1) Mr. Mooney is a director of the Company. Share ownership includes 5,708 shares which may be acquired through the exercise of warrants.

(2) Mr. Rhody is a director of the Company. Share ownership includes 28,102 shares which may be acquired through the exercise of warrants.

(3) Mr Strauss is a director of the Company. Share ownership includes 25,281 shares which may be acquired through the exercise of warrants.

                             PLAN OF DISTRIBUTION

Shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to then current market price or in negotiated transactions, including pursuant to an underwritten offering or one or more of the following methods: (a) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Stockholders that they have not made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Stock Purchase Agreements between certain of the Selling Shareholders and the Company provide that the Company will indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

In the offering the shares of Common Stock covered hereby, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. None of the shares covered by this Prospectus presently qualify for sale pursuant to Rule 144.

The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of Common Stock included herein they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, that they may not engage in any stabilization activity in connection with Moscom securities, are required to furnish to each broker-dealer through which Common Stock included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any Moscom securities except as permitted under the Exchange Act. The Selling Stockholders have agreed to inform the Company when the distribution of the shares is completed.

Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution form bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchase made in order to stabilize the price of a security in connection with a distribution of the security.

This offering will terminate on the earlier of (a) February 12, 1999 or
(b) the date on which all shares offered hereby have been sold by the Selling Stockholders.

                                 LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Harris Beach & Wilcox, LLP, Rochester, New York.

                                    EXPERTS

The consolidated financial statements and schedule of the Company incorporated by reference in this Prospectus and elsewhere in this Registration Statement to the extent and for the period indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The consolidated financial statements of the Company as of December 31, 1995 and for each of the of the two years in the period then ended and the related financial statement schedule of the Company for each of the two years in the period ended December 31, 1995 incorporated in this prospectus by reference from the Companys Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

NATURE OF EXPENSE
SEC Registration Fee................................................$  660
Legal (including Blue Sky) and Accounting Fees and Expenses ........$2,000*
Miscellaneous.......................................................$1,000*
                                                                     -----
                                                      TOTAL         $3,660*
                                                                    ======
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Companys Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Companys Certificate of Incorporation also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or
(iv) for any transaction in which the director derived an improper personal benefit.

The By-laws of the Company contain provisions to the effect that each director, officer and employee of the Company shall be indemnified by the Company against liabilities and expenses in connection with any legal proceedings to which he may be made a party with which he may become involved or threatened by reason of having been an officer, director or employee of the Company or of any other organization at the request of the Company. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if the Board determines by a majority vote of a quorum consisting of disinterested directors or by stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standards of conduct. It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.


ITEM 16.  EXHIBITS.

EXHIBIT                    DESCRIPTION OF EXHIBIT                        PAGE

 4.1      Restated Certificate of Incorporation of the Company             *
 4.2      Amended By-laws of the Company                                  **
 5.1      Opinion of Harris Beach & Wilcox, LLP
           (appears on page II-5)
23.1      Consent of Arthur Andersen, LLP (appears on page II-6)
23.2      Consent of Deloitte & Touche, LLP (appears on page II-7)
23.3      Consent of Harris Beach & Wilcox, LLP (appears in Exhibit 5.1)
24.1      Power of Attorney (appears on Page II-5)

*	Incorporated by reference from Exhibit 4-1 to the Company's
Registration Statement on Form S-18 (No. 2-96787), filed on March 22, 1985.

**	Incorporated by reference from Exhibit 3 to the Company's
Registration Statement on Form S-8, filed October 5, 1992.

ITEM 17.  UNDERTAKINGS.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Companys annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                           Exhibit 5.1

HARRIS BEACH & WILCOX
190 EAST MAIN STREET
ROCHESTER NY  14604-1687

RE:     Moscom Corporation
        Registation Statement on Form S-3

Ladies and Gentlemen:

        You have requested our opinion in connection with Registration Statement on Form S-3 (the Registration Statement) filed by Moscom Corporation (the Company) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Act), in connection with the proposed offering by selling stockholders of up to 329,105 shares of common stock of the Company (the Shares). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

        In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company, certificates of public officals and officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

        Based on the foregoing, and subject to the qualifications and assumptions referred to herein, we are of the opinion that:

        The Shares, when sold in the manner set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

        The opinions set forth above are subject to the following qualifications and assumptions:

        We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

        The opinion set forth above is limited to the laws of the State of New York and the federal law of the United States.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption Legal Matters.

                                                Very truly yours,

                                                HARRIS BEACH & WILCOX, LLP

                                                by Thomas E. Willett

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 17 day of March, 1997.

                      MOSCOM CORPORATION

                       By:
                    ALBERT J. MONTEVECCHIO
                 CHAIRMAN OF THE BOARD AND CEO

                 SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints
Albert J. Montevecchio and Robert L. Boxer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Moscom Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17 day of March, 1997.

SIGNATURE						TITLE

-----------------------------------             Chairman of the Board of
Albert J. Montevecchio                          of Directors, and Chief
                                                Executive Officer
                                                (Principal Executive Officer)

-----------------------------------             Treasurer (Principal
Ronald C. Lundy                                 Accounting Officer)


-----------------------------------             Director
Victor De Jong

-----------------------------------             Director
John E. Mooney

-----------------------------------             Director
Harry E. Rhody

-----------------------------------             Director
Fred E. Strauss

                                                       Exhibit 23.1


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registation Statement.


                                       ARTHUR ANDERSEN, LLP

Rochester, New York
March 25, 1997

                                                       Exhibit 23.2


INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement of MOSCOM Corporation on Form S-3 of our report dated February 7, 1996, appearing in the Annual Report on Form 10-K of MOSCOM Corporation for the year ended December 31, 1996 and to the reference to us under the heading Experts in the Prospectus, which is part of this Registration statement.


DELOITTE & TOUCHE, LLP
Rochester, New York
March 20, 1997

                             Exhibit Index


EXHIBIT              DESCRIPTION OF EXHIBIT                 PAGE

 4.1     -       Restated Certificate of Incorporation
                   of the Company                             *
 4.2     -       Amended By-laws of the Company              **
 5.1     -       Opinion of Harris Beach & Wilcox, LLP
                  (appears on page II-5)
23.1     -       Consent of Arthur Andersen, LLP
                  (appears on page II-6)
23.2     -       Consent of Deloitte & Touche, LLP
                  (appears on page II-7)
23.3     -       Consent of Harris Beach & Wilcox, LLP
                  (included in Exhibit 5.1)
24.1     -       Power of Attorney (appears on Page II-5)

*	Incorporated by reference from Exhibit 4-1 to the Company's
Registration Statement on Form S-18 (No. 2-96787), filed on March
22, 1985.

**	Incorporated by reference from Exhibit 3 to the Company's
Registration Statement on Form S-8, filed October 5, 1992.